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                                                                     EXHIBIT 3.1




                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                      OF PERFORMANCE PRINTING CORPORATION

         Performance Printing Corporation, pursuant to the provisions of Articles 4.04 and 4.07 of the Texas Business Corporation Act (the "Act"), adopts these Amended and Restated Articles of Incorporation that accurately copy the original Articles of Incorporation of the Corporation and all amendments thereto that are in effect to date, and these Amended and Restated Articles of Incorporation contain no other change in any provisions thereof. Each of the Amendments set forth below has been effected in conformity with the provisions of the Act.

                                       I.


         The name of the Corporation is PERFORMANCE PRINTING CORPORATION, and its principal place of business is at 3012 Fairmount, Dallas, Texas 75201.


                                      II.

         The following amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation on April 27, 1998.

                                      III.

           ARTICLE FOUR OF THE ARTICLES OF INCORPORATION IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                                 "ARTICLE FOUR:
       SHARE STRUCTURE, PREFERENCES, PRIVILEGES, RESTRICTIONS, AND RIGHTS

         SECTION ONE: Common Shares with $.01 Par Value: The Corporation is authorized to issue Common Shares. The total number of Common Shares which the Corporation is authorized to issue is Twenty Million (20,000,000) shares at $0.01 par value per share.

         SECTION TWO: Voting Rights to Common, Cumulative Voting Prohibited, Common Stock Shall Have No Liquidation Preference: The holders of the Common Shares shall have voting rights and powers, including the right to notice of shareholder's meetings. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of Common Shares shall not be paid until the holders of any Serial Preferred Shares have been paid in full the amounts to which they shall be entitled.

         SECTION THREE: Preferred Shares with $1.00 Par Value: The Corporation is authorized to issue three million (3,000,000) shares of Serial Preferred Stock, par value of one dollar ($1.00) per share. The Serial Preferred Stock may be issued in one or more series, from time to time, at the discretion of the Board of Directors without the necessity of stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers or more than one vote per share) and such designations, powers, preferences and relative, participating optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of Serial Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue. The Board of Directors shall have the power and authority at any time and from time to time without the necessity of stockholders approval to issue, sell, or otherwise dispose of any authorized and unissued shares of any class of stock of the Corporation to such persons or parties, including the holders of any class of stock, for such consideration (not less than the par value thereof) and upon such terms and conditions as the Board of Directors in its discretion may deem are in the best interests of the Corporation.

         SECTION FOUR: Amendment: This Article Four can be amended only by the affirmative vote or concurrence of shareholders holding at least 66 2/3 percent of the issued and outstanding shares of Common Stock, plus (if any Serial Preferred Stock is issued and outstanding and entitled to vote) that percentage of the affirmative vote of such Serial Preferred Stock as the Board of Directors has designated.

         SECTION FIVE: Pre-emptive Rights: No shareholder or other person shall have any pre-emptive rights whatsoever."

                                      IV.

         The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the foregoing Amendment shall be effected is as follows:

         Each outstanding share of no par value Common Stock will be exchanged for 440 shares of $0.01 par value Common Shares. Each share of no par value Common Stock received by the Corporation shall be canceled.

                                       V.
                  ARTICLE SIX OF THE ARTICLES OF INCORPORATION
             IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:
                                 "ARTICLE  SIX:
                          REGISTERED OFFICE AND AGENT

         The post office address of the initial registered office is 3012 Fairmount, Dallas, Texas 75201, and the name of its initial registered agent at such address is John T. White."

                                      VI.
                 ARTICLE SEVEN OF THE ARTICLES OF INCORPORATION
             IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

         "ARTICLE SEVEN:

         DIRECTORS

         The number of directors constituting the initial Board of Directors is one (1), and the name and address of the person who is to serve as the initial director is:

         John T. White
         3012 Fairmount
         Dallas, Texas 75201

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                                      VII.
                 ARTICLE EIGHT OF THE ARTICLES OF INCORPORATION
             IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:
                                "ARTICLE EIGHT:
                INTERESTED DIRECTORS, OFFICERS AND SHAREHOLDERS

         SECTION ONE:   Validity.  If Section Two is satisfied, no contract or
other transaction between the Corporation and any of its officers or shareholders (or any corporation or firm which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

         SECTION TWO: Disclosure, Approval, Fairness: Section One shall apply only if:

         (1) The material facts of the relationship or interest of each such director, officer or shareholder are known or disclosed to the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote.

         (2) The Contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board, or the shareholders.

         SECTION THREE:   Non-Exclusive:  This provision shall not be construed
to invalidate a contract or transaction which would be valid in the absence of this provision."

                                     VIII.
                 ARTICLE NINE OF THE ARTICLES OF INCORPORATION
             IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:
                                 "ARTICLE NINE:
                                INDEMNIFICATION

         To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the Corporation shall not be liable to the Corporation or its shareholders for any act or omission in such director's capacity as a director. Any repeal or amendment of this Article, or adoption of any other provision of these Articles of Incorporation inconsistent with this Article, by the Shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability to the Corporation or its shareholders of a client or of the Corporation existing at the time of such repeal, amendment or adoption at an inconsistent provision."

                                      IX.
                  ARTICLE TEN OF THE ARTICLES OF INCORPORATION
             IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:
                                 "ARTICLE TEN:

         Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents, setting forth the action so taken, is signed by the holders of shares having not less than the minimum number of votes necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted."

                                       X.

               ARTICLE ELEVEN OF THE ARTICLES OF INCORPORATION
                             IS HEREBY DELETED.

                                      XI.
                ARTICLE TWELVE OF THE ARTICLES OF INCORPORATION
                               IS HEREBY DELETED.

                                      XII.

         Each of the foregoing Amendments has been effected in conformity with the provisions of the Texas Business Corporation Act. The number of shares of the Corporation outstanding at the time of adoption of these Amendments was 10,000, and the number of shares entitled to vote thereon was 10,000. The number of shares voting for and against the Amendments were as follows:

                   Class                          Number of Shares
                   -------                        ----------------

                    Common                              10,000


                  Voted For                          Voted Against
                  ---------                          -------------

                   10,000                                 - 0 -


                                     XIII.

         The Articles of Incorporation and all amendments to them are superseded by the following Amended and Restated Articles of Incorporation, which accurately copy the entire text of the Articles of Incorporation and all amendments thereto in effect to date and as further amended by the foregoing Amendments. This instrument contains no other change to the Articles of Incorporation.

                                 "ARTICLE ONE:

         The name of the Corporation is PERFORMANCE PRINTING CORPORATION.

                                  ARTICLE TWO:

         The period of its duration is perpetual.

                                 ARTICLE THREE:

The purposes for which the Corporation is organized are to transact any and all lawful business for which Corporation s may be organized under the Act.

                                 ARTICLE FOUR:

SHARE STRUCTURE, PREFERENCES, PRIVILEGES, RESTRICTIONS, AND RIGHTS

         SECTION ONE: Common Shares with $.01 Par Value: The Corporation is authorized to issue Common Shares. The total number of Common shares which the Corporation is authorized to issue is Twenty Million (20,000,000) shares at $0.01 par value per share.

         SECTION TWO: Voting Rights to Common, Cumulative Voting Prohibited, Common Stock Shall Have No Liquidation Preference: The holders of the Common Shares shall have voting rights and powers, including the right to notice of shareholder's meetings. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of Common Shares shall not be paid until the holders of any Serial Preferred Shares have been paid in full the amounts to which they shall be entitled.

         SECTION THREE: Preferred Shares with $1.00 Par Value: The Corporation is authorized to issue three million (3,000,000) shares of Serial Preferred Stock, par value of one dollar ($1.00) per share. The Serial Preferred Stock may be issued in one or more series, from time to



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time, at the discretion of the Board of Directors without the necessity of stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers or more than one vote per share) and such designations, powers, preferences and relative, participating optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of Serial Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue. The Board of Directors shall have the power and authority at any time and from time to time without the necessity of stockholders approval to issue, sell, or otherwise dispose of any authorized and unissued shares of any class of stock of the Corporation to such persons or parties, including the holders of any class of stock, for such consideration (not less than the par value thereof) and upon such terms and conditions as the Board of Directors in its discretion may deem are in the best interests of the Corporation.

         SECTION FOUR: Amendment: This Article Four can be amended only by the affirmative vote or concurrence of shareholders holding at least 66 2/3 percent of the issued and outstanding shares of Common Stock, plus (if any Serial Preferred Stock is issued and outstanding and entitled to vote) that percentage of the affirmative vote of such Serial Preferred Stock as the Board of Directors has designated.

         SECTION FIVE: Pre-emptive Rights: No shareholder or other person shall have any pre-emptive rights whatsoever.

                                 ARTICLE FIVE:
                            COMMENCEMENT OF BUSINESS

         The Corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

                                 ARTICLE SIX:
                          REGISTERED OFFICE AND AGENT

         The post office address of the initial registered office is 3012 Fairmount, Dallas, Texas 75201, and the name of its initial registered agent at such address is John T. White.

                                 ARTICLE SEVEN:

                                   DIRECTORS


         The number of directors constituting the initial Board of Directors is one (1), and the name and address of the person who is to serve as the initial director is:

         John T. White
         3012 Fairmount
         Dallas, Texas 75201

                                 ARTICLE EIGHT:

                INTERESTED DIRECTORS, OFFICERS AND SHAREHOLDERS


         SECTION ONE:   Validity:  If Section Two is satisfied, no contract or
other transaction between the Corporation and any of its officers or shareholders (or any corporation or firm which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

         SECTION TWO: Disclosure, Approval, Fairness: Section One shall apply only if:

         (1) The material facts of the relationship or interest of each such director, officer or shareholder are known or disclosed to the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote.

         (2) The Contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board, or the shareholders.

         SECTION THREE:   Non-Exclusive::  This provision shall not be
construed to invalidate a contract or transaction which would be valid in the absence of this provision.

                                 ARTICLE NINE:
                                INDEMNIFICATION

         To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the Corporation shall not be liable to the Corporation or its shareholders for any act or omission in such director's capacity as a director. Any repeal or amendment of this Article, or adoption of any other provision of these Articles of Incorporation inconsistent with this Article, by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability to the Corporation or its shareholders of a client or of the Corporation existing at the time of such repeal, amendment or adoption at an inconsistent provision.

                                  ARTICLE TEN:

         Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents, setting forth the action so taken, is signed by the holders of shares having not less than the minimum number of votes necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted."

                                  PERFORMANCE PRINTING CORPORATION



                                  By:
                                     -------------------------------
                                       JOHN T. WHITE, President
                                       and Chief Executive Officer